EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of the 6th day of November, 2000, between Chester Valley Bancorp Inc., a Pennsylvania corporation (the "Company"), First Financial Bank, a Pennsylvania-chartered permanent reserve fund stock savings association which has its principal office in Downingtown, Pennsylvania (the "Bank") and which is the wholly owned subsidiary of the Company (collectively the "Employer"), and Donna M. Coughey (the "Employee").

                                   WITNESSETH:
                                   -----------

         A. The Employer desires to employ and retain the services of Employee as its President and Chief Executive Officer.

         B. The Employee accepts the position of President and Chief Executive Officer in accordance with the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants herein set forth, Employer and Employee do hereby agree as follows:

         I. TERM OF EMPLOYMENT

         1.1 Employer hereby employs Employee as the President and Chief Executive Officer as hereinafter provided, and Employee hereby accepts said employment and agrees to render such services to Employer on the terms and conditions set forth in this Agreement for a term of three (3) years commencing the date hereof unless further extended or sooner terminated in accordance with the terms and conditions hereinafter set forth. The Employer's fiscal year currently ends on June 30 of each calendar year. Employer and Employee have the right to amend the term of this Agreement to coincide with the Employer's fiscal year and shall consider such an amendment in June 2001; provided, however, that such amendment shall not provide for a term of less than three years from June 30, 2001.

             (a) During the term of this Agreement, Employee agrees to perform such duties as are customarily performed by one holding the position of president and chief executive officer of a bank, savings and loan and/or a financial institution holding company.

             (b) On the date of the first anniversary of this Agreement and on each annual anniversary date thereafter ("Annual Anniversary Date"), the term of employment under this Agreement shall be renewed automatically for a term of three (3) years commencing on the Annual Anniversary Date, unless either Employer or Employee gives contrary written notice to the other not less than 45 days in advance of the Annual Anniversary Date. In the event either Employer or Employee provide such written notice, then the term hereof shall not be extended, but the current three (3) year term then in effect shall continue for the remaining two (2) years of its term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         1.2 The Employee shall be a member of the Board of Directors of the Company, and a member of the Board of Directors of the Bank, as long as the Employee remains an employee in good standing and/or has not violated any of the terms and provisions of this Agreement. Termination of employment for any reason shall be deemed to be a resignation from the Board of Directors of the Company and from the Board of Directors of the Bank.

          1.3 During the term of this Agreement, Employee shall perform such executive services for Employer as may be consistent with her title and from time to time be assigned to her by the Employer's Boards of Directors.

          1.4 During the term of this Agreement, Employee shall devote her best efforts, and her full time effort to the affairs and business of the Employer.

          1.5 The services of Employee shall be rendered principally in Downingtown, Pennsylvania but she shall do such traveling on behalf of the Employer as may be reasonably required.

          II. COMPETITIVE ACTIVITIES
              ----------------------

          2.1 Employee agrees and acknowledges that by virtue of her employment hereunder, she will maintain an intimate knowledge of the activities and affairs of Employer, including trade secrets, plans, business plans, strategies, projections, market studies, customer information, employee records and other internal proprietary and confidential information and matters (collectively "Confidential Information"). As a result, and also because of the special, unique, and extraordinary services that Employee is capable of performing for Employer or one of its competitors, employee recognizes that the services to be rendered by her hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages.

          2.2 Except for the purpose of carrying out her duties hereunder, Employee will not remove or retain, or make copies or reproductions of any figures, documents, records, discs, computer records, calculations, letters, papers, or recorded or documented information of any type or description relating to the business of Employer. Employee agrees that she will not divulge to others any information (whether or not documented or recorded) or data acquired by her while in Employer's employ relating to inventions, methods, processes, or other trade secrets or other Confidential Information.

          2.3 Employee agrees that Employer is, and shall be, the sole and exclusive owner of all improvements, ideas, and suggestions, whether or not subject to patent or trademark protection, and all copyrightable materials which are conceived by Employee during her employment, which relate to the business of Employer, which are confidential, and which are not readily ascertainable from persons or other sources outside the Bank or the Company.

          2.4 Unless the Employee's employment is terminated in connection with a Change in Control, as defined below, then for a period of one (1) year after the termination of employment, Employee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any client, customer, or employee of the Employer to cease to do business with, or to terminate any employee's employment with, the Employer. Employee shall not be subject to any of the limitations set forth in the preceding sentence if Employee's employment is terminated in connection with a Change in Control.

          2.5 Employee agrees that during the term of her employment hereunder, except with the express consent of Employer, she will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of Employer; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require her to devote substantial time to management or control of the business or activities in which she has invested. Notwithstanding anything to the contrary contained in this Agreement, during the term of this Agreement, Employee shall have no employment contract or other written or oral agreement concerning employment as an officer of a savings bank or any other financial institution or financial institution holding company nor with any other entity or person other than the Bank or the Company.

          2.6 Employer shall be entitled to immediate injunctive or other equitable relief to restrain Employee from failing to comply with any obligation hereunder hereunder or from rendering her services to others than Employer, in addition to any other remedies to which Employer may be entitled under law. The right to such injunctive or other equitable relief shall survive the termination by Employer of Employee's employment.

          2.7 Employee acknowledges that the restrictions contained in this
 Article II are reasonable and necessary to protect the legitimate interests of the Employer and that any violation thereof would result in irreparable injuries to the Employer. Employee acknowledges that, in the event of the Employee's violation of any of these restrictions, the Employer is entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as damages, and an equitable accounting of any earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Employer may be entitled. The Employee further acknowledges that the provisions of ss.ss.2.1, 2.2, and 2.3 remain in full force and effect beyond the termination of Employee's employment for any reason, including but not limited to termination under the Change in Control provisions below.

         III. COMPENSATION
              ------------

         3.1 Employer will compensate and pay Employee for Employee's services during the term of the Agreement at a minimum base salary of $200,000 per year from January 1, 2001 through December 31, 2003.

         3.2 Employer and Employee may agree to increases in the annual rate of salary from time to time, which increases thereafter shall constitute part of Employee's base salary for purposes of this Agreement; provided, however, that any bonuses awarded Employee by Employer from time to time shall not constitute part of Employee's base salary for purposes of this Agreement.

          3.3 Employee is entitled to a minimum guaranteed bonus of $30,000 in August 2001.

         3.4 Employee shall participate in such incentive/bonus programs and plans as the Employer may have in place from time to time.

         3.5 Employer will grant Employee the option to purchase 20,000 shares of stock in the Company, at a price equal to the fair market value of a share on the date of grant, pursuant to the Company's stock option plan, as it may be revised and supplemented from time to time, such option to be immediately and fully vested and exercisable, and, to the extent permissible under the terms of such stock option plan and applicable law, characterized as an "incentive stock option" as that term is used for the purpose of Code Section 422, and otherwise characterized as not constituting an incentive stock option.

         IV. PARTICIPATION IN RETIREMENT AND MEDICAL PLANS. LIFE INSURANCE AND
             -----------------------------------------------------------------
             DISABILITY
             ----------

          4.1 Employee shall be entitled to participate in and receive the benefits of any plans of Employer relating to pension, profit-sharing or other retirement benefits and medical coverage that the Employer may provide for the benefit of its employees.

          4.2 Subject to the provisions of Section 7.8 hereof, in the event of disability of Employee (whether temporary or permanent) to render services hereunder during the term of the Agreement, and so long as such disability continues, Employee shall, subject to Sections 7.2 and 7.3 hereof, continue to receive Employee's full compensation for a period not to exceed the remaining term of the Agreement.

          4.3 There shall be deducted from the amounts paid to Employee hereunder during any period of disability, as described in Section 4.2 hereof, any amounts actually paid to Employee pursuant to any disability insurance or other similar such program which Employer has instituted or may institute on behalf of its employees for the purpose of compensating employees in the event of disability.

          4.4 For purposes of this Agreement, Employee shall be deemed disabled or incapacitated if Employee, due to physical or mental illness or incapacity, shall have been absent from her duties with Employer on a full-time basis for three consecutive months; provided, that, if Employee shall not agree with a determination to terminate her because of disability or incapacity, the question of Employee's ability shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding.

          V. ADDITIONAL COMPENSATION AND BENEFITS
             ------------------------------------

          5.1 During the term of this Agreement, Employee will be entitled to participate in and receive the benefits of any stock option, stock ownership, profit-sharing, or other plans, benefits and privileges given to employees and executives of Employer or its subsidiaries and affiliates which may come into existence hereafter, to the extent commensurate with her then duties and responsibilities, as fixed by Employer's Board of Directors or any committee of such Board or of Employer selected for such purpose; and, to the extent Employee is otherwise eligible and qualifies, to so participate in and receive such benefits or privileges. Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (vice president or above) of Employer and does not result in a proportionately greater adverse change in the rights of or benefits to Employee as compared with any other executive officer of Employer. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Employee pursuant to Section 3.1 hereof.

          5.2 The Employer shall provide the Employee with an automobile for her exclusive use, and may provide for membership in a golf club or other organization, as may be agreed upon from time to time by the Board of Directors and the Employee.

          5.3 The Employer shall provide certain relocation benefits as set forth in P. 6 of a certain Term Sheet dated October 23, 2000 (which Term Sheet is otherwise superseded by this Agreement), and which section is incorporated herein by reference.

          VI. EXPENSES
              --------

          6.1 Employer shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of Employer including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Employee's residence, while traveling, or otherwise) subject to such reasonable limitations as may be established by Employer's Boards of Directors. If such expenses are paid in the first instance by Employee, Employer will reimburse Employee therefor.

          VII. TERMINATION
               -----------

          7.1 Employer shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 7.10(c) hereunder, to terminate Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), willful violation of a final cease-and-desist order, willful or intentional breach or neglect by Employee of her duties hereunder, persistent negligence or misconduct in the performance of such duties or material breach of any provision of this Agreement.

          7.2 In the event Employee is terminated for just cause pursuant to
 Section 7.1 hereof, Employee shall have no right to compensation or other benefits for any period after such date of termination. If Employee is terminated by Employer other than for just cause pursuant to Section 7.1 hereof and other than in connection with a Change in Control of the Bank or the Company, as defined herein, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 7.10(e) hereof. In the event Employee is terminated by Employer other than for just cause pursuant to
 Section 7.1 hereof, but in connection with a Change in Control of the Bank or the Company, as defined herein, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Section 7.10(d) hereof.

          7.3 Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of
 Section 7.10(c) hereof, to terminate her employment hereunder, but in such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason, as defined, pursuant to Section 7.10(a) hereof. If Employee provides a Notice of Termination for good reason, as defined, the date of termination shall be the date on which a Notice of Termination is given.

          7.4 If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss.1818(e)(3) and 1818(g)(1)), or by notice served by the Department of Banking of the Commonwealth of Pennsylvania ("Department"), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may, in its discretion: (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          7.5 If Employee is removed from office and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under Section

8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. ss.ss.1818(e)(4) and (g)(1)),
or by an order issued by the Department, all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of Employee and Employer as of the date of termination shall not be affected.

          7.6 All obligations under this Agreement may be terminated pursuant to 12 C.F.R. ss.563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Bank is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
 Section 13(c) of the FDIA (12 U.S.C. ss.1823(c)); OR (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of Employee and Employer as of the date of termination shall not be affected.

          7.7 If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. ss.1813(x)(1)) to mean an adjudication or other official determination by any court of competent jurisdiction, the appropriate federal banking agency or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank, all obligations under this Agreement shall terminate as of the date of default, but vested rights of Employee and Employer as of the date of termination shall be not affected.

          7.8 This Agreement shall be terminated upon the death of Employee during the term of this Agreement; provided that, if Employee has heirs, the estate of Employee shall be entitled to receive payment in an amount equal to one- half of Employee's total yearly compensation, at the date of death, as calculated in accordance with Article III. Unless alternative arrangements are made by Employer and the legal representative of Employee's estate, such payment shall be divided into six equal installments with the first installment due and payable within 30 days of Employee's death and the remaining installments due monthly thereafter.

          7.9 In the event that Employee is improperly terminated pursuant to the provisions of Section 7.1, as determined by a court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorneys fees in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

          7.10 (a) Employee may terminate her employment hereunder for good reason. For purposes of this Agreement, "good reason" shall mean (i) a Change in Control of either the Company or the Bank (as defined herein); (ii) a failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Employee to

Employer; (iii) subsequent to a Change in Control of the Company or the Bank and without Employee's express written consent (a written employment agreement or a supplement or restatement of this Employment Agreement following a change in control shall be deemed to be consent) any of the following shall occur within one (1) year from the Change in Control: the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with Employer immediately prior to a Change in Control of the Company or the Bank; a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control of the Company or the Bank; any removal of Employee from, or any failure to re-elect Employee to, any of such positions, except in connection with a termination of employment for just cause, disability, death or retirement pursuant to Sections 7.1 or 7.5 hereof; or (iv) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of
Section 7.10(c) hereof (and for purposes of this Agreement no such purported termination shall be effective).

                  (b) For purposes of this Agreement, a "Change in Control" of the Company or the Bank shall mean a change in control (i) as defined in 12 C.F.R. Sections 574.4 (a) or (b), provided, however, such determination of control shall be subject to the provisions of 12 C.F R. Section 574.4(c) thereof; or (ii) that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than the Company or any "person" who on the date hereof is not a director or officer of the Company or Bank, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company or the Bank (excluding the Company's ownership in the Bank) representing 25% or more of the combined voting power of the Company's or the Bank's then outstanding securities, (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two- thirds of the directors then in office who were directors at the beginning of the period, or (C) the Company shall cease to be a publicly owned corporation.

                  (c) Any termination of Employee's employment by Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of

Employer's termination of Employee's employment for just cause pursuant to
Section 7.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 8.3 hereof.

                  (d) If Employee shall terminate her employment for good reason pursuant to clauses (i) or (iii) of Section 7.10(a) hereof, Employer shall pay to Employee in lieu of further salary payments hereunder an amount equal to the aggregate present value of the product of (i) the average aggregate annual compensation paid to the Employee and includable in the Employee's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs by Employer and any of their subsidiaries subject to United States income tax (for which purpose compensation paid during any calendar year in which Employee was employed for less than a full year shall be annualized), multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination; provided, however, that if the lump sum payment under this
Section 7.10(d), either alone or together with other payments which the Employee has the right to receive from Employer, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum payment shall be reduced to the largest amount as will result in no portion of the lump sum payment under this Section 7.10(d) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the lump sum payment under this Section 7.10(d) pursuant to the foregoing provision shall be made by independent counsel to Employer in consultation with the independent certified public accountants of Employer. In making any determination whether an amount payable to Employee under this Section 7.10(d) would be subject to excise tax imposed by Section 4999 of the Code, the provisions of this Section 7.10(d) shall be interpreted in a manner that is consistent with the manner in which calculations are required to be made for purposes of Code Section 280G, including the limitation on the period taken into account for the determination of average annual compensation to the period during which Employee was employed by Employer or its affiliates, and the use of annualized taxable compensation to the extent periods of less than a full year are taken into account for these purposes. By way of further clarification, this Section 7.10(d) is to be interpreted and applied so that, if the payment to be made hereunder constitutes a "contingent" payment described in Code Section 280G(b)(2)(A)(i), the amount of the payment, for purposes of determining whether the amount payable would be subject to the excise tax imposed under Section 4999 of the Code, shall be equal to 2.99 times the "base amount" (as that term is used for purposes of Code Section 280G) and shall be reduced only to the extent necessary so that the amount payable is not in excess of the maximum amount that could be paid hereunder without causing any portion of such amount to constitute an "excess parachute payment" for purposes of Code
Section 280G(a).


                  (e) If Employee shall terminate her employment for good reason as defined in clauses (ii) or (iv) of Section 7.10(a) hereof or if Employee is terminated by Employer for other than just cause pursuant to Section 7.1 hereof, then Employer shall pay Employee in lieu of further salary payments hereunder an amount equal to the sum of Employee's annual base compensation at the time of termination as established by Employer pursuant to Sections 3.1 and 3.2 hereof plus the compensation Employee would have received during the remaining term of the Agreement based upon Employee's annual base compensation in effect prior to the Notice of Termination, such payment to be made in 48 substantially equal semi-monthly installments on the 15th and last day of each month, or if these are non-business days, the immediately preceding business day, commencing with the month in which the date of termination occurs, provided, however, that if the payment under this Section 7.10(e), either alone or together with other payments which the Employee has the right to receive from Employer, would constitute a "parachute payment" (as defined in Section 280G of the Code), such payment shall be reduced to the largest amount as will result in no portion of the payment under this Section 7.10(e) being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the payment under this Section 7.10(e) pursuant to the foregoing provision shall be made by independent counsel to Employer in consultation with the independent certified public accountants of Employer.

                  (f) Unless the Employee is terminated for just cause, pursuant to Section 7.5 hereof, or pursuant to a termination of employment by Employee for other than good reason, Employer shall maintain in full force and effect, for the continued benefit of Employee for the remaining contract term of this Agreement (including partial years), all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs.

                  (g) Employee shall not be required to mitigate the amount of any payment provided for in Sections 7.10(d) and (e) of this Agreement by seeking other employment or otherwise.

          VIII. MISCELLANEOUS
                -------------

          8.1 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies, or granting of any rights or privileges to Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Employee now has under any plan or benefit presently outstanding.

          8.2 This Agreement may not be modified, changed, amended, or altered except in writing signed by Employee or by her duly authorized representative, and by a duly authorized officer of Employer.

          8.3 All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee's spouse or estate Upon Employee's death) at Employee's last-known address, and to Employer at its principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this Section 8.3. Either party by a notice in writing may change or designate the place for receipt of all such notices.

          8.4 No course of conduct between Employer and Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

          8.5 All references herein to particular sections of a statute, rule or regulation or to a particular disclosure item or schedule shall also be deemed to be a reference to any successor section, statute, rule, regulation, disclosure item or schedule.

          8.6 The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          8.7 This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supercedes in its entirety any and all prior agreements, contracts, understandings or representations relating to the employment relationship created hereunder.

          8.8 Employee hereby waives the applicability of any provisions of any prior employment agreement, contract or understanding relating to Employee's employment by the Bank and/or the Company.

          IX. SUCCESSORS, ETC
              ---------------

          9.1 This Agreement shall inure to the benefit of and be binding upon Employee, and, to the extent applicable, her heirs, assigns, executors, and personal representatives and Employer, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of Employer's assets and business, or with or into which Employer may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 7.6 and 7.7 hereof.

          9.2 This Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.

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


          X.  APPLICABLE LAW

         10.1 This Agreement shall be governed in all respects and be interpreted by and under the laws of Pennsylvania, except to the extent that such law may be preempted by applicable federal law, including regulations, opinions or orders duly issued by the OTS or FDIC ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  CHESTER VALLEY BANCORP INC.


                                  By:     /s/  James E. McErlane
                                     -------------------------------------------
                                           James E. McErlane
                                           Chair, Board of Directors


                                  FIRST FINANCIAL BANK



                                  By:     /s/  James E. McErlane
                                     -------------------------------------------
                                           James E. McErlane
                                           Chair, Board of Directors


                                  EMPLOYEE



                                  By:     /s/  Donna M. Coughey
                                     ------------------------------------------
                                           Donna M. Coughey





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